           As filed with the Securities and Exchange Commission on June 17, 1999
                                                      Registration No.
                                                                      ----------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                          ----------------------------

                   S P R I N G S  I N D U S T R I E S, I N C.
             (Exact name of registrant as specified in its charter)

         South Carolina                                        57-0252730
(State or other jurisdiction                                  (IRS Employer
of incorporation or organization)                         Identification Number)

                             205 North White Street
                         Fort Mill, South Carolina 29715
              (Address of Principal Executive Offices and Zip Code)

                            SPRINGS INDUSTRIES, INC.
              1999 DEFERRED COMPENSATION PLAN FOR OUTSIDE DIRECTORS
                            (Full title of the plan)

                                C. Powers Dorsett
               Senior Vice President-General Counsel and Secretary
                            Springs Industries, Inc.
                             205 North White Street
                         Fort Mill, South Carolina 29715
                     (Name and address of agent for service)

                                 (803) 547-3768
          (Telephone number, including area code, of agent of service)
--------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE

      ----------------------------------------------------------------------------------------------------------------
      Title of              Amount                  Proposed              Proposed              Amount of
      securities            to be                   maximum               maximum               registration
      to be                 registered              offering              aggregate             fee
      registered                                    price per             offering
                                                    share(1)                price
      ----------------------------------------------------------------------------------------------------------------
      Class A Common Stock
      par value             100,000 shares           $38.78125            $3,878,125             $1,078.12
      $.25 per
      share
      ----------------------------------------------------------------------------------------------------------------

         (1) Estimated, pursuant to Rules 457(c) and (h) of the Securities Act of 1933, solely for calculation of the registration fee, based on the average of the high and low prices per share of the Class A Common Stock on June 11, 1999, on the New York Stock Exchange.

         The Exhibit Index appears after the Signature Page of this Registration Statement.
--------------------------------------------------------------------------------

                                     PART II

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         Springs Industries, Inc. (the "Company" or the "Registrant") hereby incorporates by reference the following documents filed with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934 (the "1934 Act"):

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended January 2, 1999;

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended April 3, 1999; and

         (c) The description of the Common Stock contained in the Company's Registration Statement filed pursuant to Section 12 of the 1934 Act, including any amendment or report filed for the purpose of updating the description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 4.  DESCRIPTION OF SECURITIES

         Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

                  The opinion as to the validity of the securities being registered has been furnished by C. Powers Dorsett, Senior Vice
President-General Counsel and Secretary of the Registrant. On June 16, 1999, Mr. Dorsett beneficially owned 1,618 shares of the Class A Common Stock of the Company and, under the Company's 1991 Incentive Stock Plan, held options to purchase 75,000 shares of the Class A Common Stock.


Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article 8 of the Company's Restated Articles of Incorporation provides that no director of the Company shall have personal liability to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director unless and to the extent that such elimination or limitation of personal liability is prohibited by the laws of the State of South Carolina. Article 8 is designed to implement the personal liability limitations authorized by Section 33-2-102(e) of the South Carolina Business Corporation Act (the "Act"), which permits certain South Carolina corporations to include in their articles of incorporation a provision limiting directors' liability for monetary damages for certain breaches of their fiduciary duties. Under current South Carolina law,
Article 8 does not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders;
(ii) for acts or omissions not in good faith or which involve gross negligence, intentional misconduct, or a knowing violation of law; (iii) for liability imposed as a result of voting for or assenting to an unlawful distribution from the Company; or (iv) for any transaction from which the director derived an improper personal benefit.

         Article 5 of Chapter 8 of Title 33 of the Act authorizes indemnification of a director made party to a proceeding because he is or was a director if the director conducted himself in good faith and he reasonably believed that his conduct in his official capacity was in the corporation's best interest, and his conduct in all other cases was at least not opposed to its best interest, and in any criminal proceeding he had no reasonable cause to believe his conduct was unlawful. Notwithstanding the above, in proceedings to obtain a judgment in favor of the corporation, indemnification would be limited to reasonable expenses incurred in connection with the proceeding and only if the director were not adjudged liable to the corporation, and in the case of adjudicated liability in any other proceedings, only if the director did not derive an improper personal benefit. The Act also authorizes corporations to indemnify officers, employees, and agents who are not directors to the extent, consistent with public policy, that may be provided by the corporation's articles of incorporation, bylaws, general or specific action of its board of directors, or contract. Furthermore, unless limited by its articles of incorporation, the Act requires a corporation to indemnify a director or officer who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director or officer against reasonable expenses incurred by him in connection with the proceeding. The Registrant's Restated Articles of Incorporation do not impose any limitations on this requirement. The Company's Bylaws provide generally that the Registrant shall indemnify each director or officer to the full extent permitted under the Act.

         There are in effect directors' and officers' and fiduciary liability insurance policies covering certain claims against any director or officer of the Company by reason of certain acts or omissions by such person in his capacity as a director or officer.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

Item 8.  EXHIBITS

         See Exhibit Index.

Item 9.  UNDERTAKINGS

         A.  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 [and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934] that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C.       The undersigned registrant hereby undertakes:

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Fort Mill, State of South Carolina, on June 16, 1999.

                                       SPRINGS INDUSTRIES, INC.



                                       By: /s/ C. Powers Dorsett
                                          -------------------------------------
                                                C. Powers Dorsett
                                                Senior Vice President-
                                                General Counsel & Secretary

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


                                                                                                   Date:

Principal Executive Officer:                 /s/ Crandall C. Bowles                                June 16, 1999
                                             ---------------------------------
                                             Crandall C. Bowles
                                             Chairman, President, Chief Executive
                                             Officer, and Director

                                                                                                   Date:

Principal Financial Officer:                 /s/ James F. Zahrn                                    June 16, 1999
                                             ----------------------------------
                                             James F. Zahrn
                                             Executive Vice President and
                                             Chief Financial Officer

                                                                                                   Date:

Principal Accounting Officer:                /s/ Charles M. Metzler                                June 16, 1999
                                             ----------------------------------
                                             Charles M. Metzler
                                             Vice President-Controller




Directors:                                                                                         Date:
John F. Akers*
John L. Clendenin*                                                                                 June 16, 1999
Leroy S. Close*                              By: /s/ C. Powers Dorsett
                                                 --------------------
Charles W. Coker*                                C. Powers Dorsett
John H. McArthur*                                (attorney-in-fact)*
Aldo Papone*                                     June 16, 1999
Robin B. Smith*
Sherwood H. Smith, Jr.*
Stewart Turley*                              *by power of attorney

                                INDEX TO EXHIBITS



Exhibit 4.1 Springs Industries, Inc., Restated Articles of Incorporation, amended and restated as of April 18, 1994, incorporated by reference to Exhibit (3) of the Registrant's Form 10-Q filed August 15, 1994.

Exhibit 4.2 Springs Industries, Inc., Bylaws, amended as of December 12, 1996, incorporated by reference to Exhibit (3)(a) of the Registrant's Form 10-K filed March 27, 1998.

Exhibit 4.3 Springs Industries, Inc., 1999 Deferred Compensation Plan for Outside Directors.

Exhibit 5.1 Opinion of C. Powers Dorsett regarding the validity of the securities being registered.

Exhibit 23.1 Consent of C. Powers Dorsett (included in opinion of counsel filed as Exhibit 5.1).

Exhibit 23.2      Consent of Deloitte & Touche LLP.

Exhibit 24        Powers of Attorney of certain Directors of the Company.